                                                              EXHIBIT 99.(A)(30)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF

                              CBI INDUSTRIES, INC.

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $2.50 per share (the "Shares"), of CBI Industries, Inc., a Delaware corporation (the "Company"), and, if applicable, certificates of any associated rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 4, 1986, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"), are not immediately available (including because certificates for Rights have not yet been distributed by the Rights Agent or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined below)). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below) in the form set forth herein. See
Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

         By Mail:           Facsimile Transmission:     By Hand or Overnight
                                 (for Eligible                Courier:
                              Institutions Only)


Tender & Exchange Department    (212) 815-6213     Tender & Exchange Department
      P.O. Box 11248                                    101 Barclay Street
  Church Street Station                             Receive and Deliver Window
 New York, NY 10286-1248                                New York, NY 10286

                             Confirm by Telephone:
                                 (800) 507-9357

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to PX Acquisition Corp., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of Praxair, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 3, 1995 (the "Offer to Purchase"), as amended and supplemented by a Supplement thereto dated December 28, 1995 (the "Supplement") and the related revised (green) Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares and Rights set forth below, all pursuant to the guaranteed delivery procedures set forth in the Section 2 of the Offer to Purchase.

Number of Shares:____________________     Area Code and Tel. No.:______________

Name(s) of Record Holder(s):_________
                                          (Check one box if Shares or Rights
-------------------------------------     will be tendered by book-entry
                                          transfer)
-------------------------------------     [_] The Depository Trust Company
            PLEASE PRINT                  [_] Midwest Securities Trust Company
                                          [_] Philadelphia Depository Trust
Number of Rights:____________________     Company

Certificate Nos. (if available):_____     Signature(s):________________________

-------------------------------------     -------------------------------------

Address(es):_________________________     Account Number:______________________

-------------------------------------     -------------------------------------
                             ZIP CODE
                                          Dated:_______________________________


                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (an "Eligible Institution"), hereby guarantees to deliver to the Depositary either the certificates representing the Shares (and Rights, if applicable) tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares (and Rights, if available and if applicable), together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of a Letter of Transmittal), and any other required documents (a), in the case of Shares, within three trading days after the date hereof and (b), in the case of Rights, within a period ending on the later of
(i) three trading days after the date hereof or (ii) three business days after the date certificates for Rights are distributed to stockholders by the Rights Agent.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares (and Rights, if applicable) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meaning set forth in the Offer to Purchase.

-------------------------------------     -------------------------------------
            NAME OF FIRM                          AUTHORIZED SIGNATURE
-------------------------------------     -------------------------------------
               ADDRESS                                    TITLE
-------------------------------------     Name:________________________________
                             ZIP CODE                 PLEASE PRINT
Area Code and Tel. No.:______________     Date:__________________________, 1996

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE. CERTIFICATES FOR SHARES (AND RIGHTS, IF APPLICABLE) SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       2